EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 28, 1997 included in American Home Products Corporation's (the Company) Annual Report to Shareholders for the year ended December 31, 1996. Furthermore, we consent to the incorporation of our reports dated January 28, 1997 included in or made part of this Form 10-K, into the Company's previously filed Registration Statements on Form S-3 (File Nos. 33-45324 and 33-57339) and on Form S-8 (File Nos. 2-96127,
33-24068, 33-41434, 33-53733, 33-55449, 33-45970, 33-14458, 33-50149, 33-55456
and 333-15509).




                              ARTHUR ANDERSEN LLP





New York, N.Y.
March 27, 1997